EXHIBIT 21.1


                           LIST OF SUBSIDIARIES


            Subsidiaries of Doskocil Companies Incorporated

                                                      State of
   Name                                             Incorporation

Aeicor International, Inc.                              Delaware
Aeicorulers, Inc.                                       Delaware
Dixie Foods Company                                     Delaware
Doskocil Specialty Brands Company                       Delaware
Florida Panel Company                                   Florida
Glendora Holdings Limited                               Ontario
Minnesota Foodservice, Inc.                             Minnesota
National Service Center, Inc.                           Delaware
New Doskocil, Inc.                                      Delaware
Northeastern Aluminum Company, Inc.                     Delaware
Sigma Physical Distribution Systems, Inc.               Delaware
Stoppenbach, Inc.                                       Wisconsin
Transocean Gateway Corporation                          Delaware
Wilson Foods Corporation                                Delaware
Zenith Natural Gas Company                              Delaware




                 Subsidiaries of Wilson Foods Corporation

                                                      State of
   Name                                             Incorporation

Brennan Packing Co., Inc.                               Delaware
Concordia Foods Corporation                             Delaware
Gourmet America, Inc.                                   Delaware
Pafco Importing Company, Inc.                           Delaware
Shreveport Foods Company                                Delaware
Tiverton Properties, Inc.                               Indiana
Toppers Meat Company                                    Delaware
TPCM, Inc.                                              Delaware
Wilson Certified Express, Inc.                          Delaware